EXHIBIT 5.1

                                                                    MIAMI CENTER
                                                    201 SOUTH BISCAYNE BOULEVARD
                                                                      SUITE 3000
   BROAD AND CASSEL                                         MIAMI, FLORIDA 33131
  ------------------                                     TELEPHONE: 305.373.9400
   Attorneys at Law                                      FACSIMILE: 305.373.9443
                                                          www.broadandcassel.com


                                  July 19, 2000

Andrx Corporation
4001 Southwest 47th Avenue
Fort Lauderdale, Florida 33314

         Re:      Andrx Corporation
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         Reference is made to that certain Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Andrx Corporation, a Delaware corporation (the "Company"), on the date hereof with the Securities and Exchange Commission. The Registration Statement describes certain transactions in which shares of two classes of common stock (the "Shares") will be issued by the Company. We have acted as legal counsel to the Company in connection with the preparation and filing of the Registration Statement.

         For purposes of this opinion letter, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. As to various questions of fact material to such opinion, we have relied without independent investigation upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the Shares shall, upon such issuance as described in the Registration Statement, be duly and validly issued and fully paid and nonassessable.

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Andrx Corporation
July 19, 2000
Page 2

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America.

         This opinion letter has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion letter.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                                Very truly yours,

                                                BROAD AND CASSEL

                                                /S/ BROAD AND CASSEL